Exhibit 23.1



                             T. JACKSON McDANIEL III
                           CERTIFIED PUBLIC ACCOUNTANT
                               1439 McLendon Drive
                                     Suite C
                                Decatur, GA 30033
                                 (770) 491-0609






I consent to the use of my report and financial statements included in the prospectus for PIF/Cornerstone Ministries Investments, Inc. and the reference to me under the heading "Experts" in its registration statement on form SB-2.










    S/T. JACKSON MCDANIEL III, CPA                   September 20, 2001
    --------------------------------
    T. Jackson McDaniel III, CPA